                                                                    EXHIBIT 10.5


                                LICENSE AGREEMENT


                                     BETWEEN


                                   AT&T CORP.


                                       AND


                             LUCENT TECHNOLOGIES INC.

                                LICENSE AGREEMENT

                                Table of Contents


ARTICLE I.       DEFINITIONS                                                                  2

         1.1     Authorized Dealers                                                           2
         1.2     Closing Date                                                                 2
         1.3     Compound Marks                                                               2
         1.4     Control Specifications                                                       2
         1.5     Corporate Identification Mark                                                2
         1.6     CP                                                                           2
         1.7     CP/GBCS Products                                                             2
         1.8     Existing Authorized Dealers                                                  2
         1.9     GBCS                                                                         3
         1.10    License Agreement                                                            3
         1.11    Leased Products                                                              3
         1.12    Licensee                                                                     3
         1.13    Licensed Marks                                                               3
         1.14    Licensor                                                                     3
         1.15    Licensed Territory                                                           3
         1.16    Licensed Trade Dress                                                         3
         1.17    Maintenance Contracts                                                        3
         1.18    Mark                                                                         3
         1.19    ME                                                                           3
         1.20    NS                                                                           3
         1.21    Lucent Products                                                              4
         1.22    New Authorized Dealers                                                       4
         1.23    New Lease Customers                                                          4
         1.24    New Maintenance Contract Customers                                           4
         1.25    Phone Center Stores                                                          4
         1.26    Products                                                                     4
         1.27    Telecommunications Service                                                   4
         1.28    Transition Brand                                                             4
         1.29    Transition Compound Mark                                                     4
         1.30    WorldWorx Marks                                                              4
         1.31    WorldWorx Products                                                           4

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

 ARTICLE II.  LICENSE GRANT                                                              5

      2.1     Lucent Products                                                            5
      2.2     CP/GBCS Products                                                           5
              (a) Initial Period                                                         5
              (b) Transition Period                                                      6
              (c) WorldWorx                                                              6
      2.3     Leased Products, Maintenance Contracts                                     6
              (a) Leased Products                                                        6
              (b) Maintenance Contracts                                                  6
              (c) Disposition of Leased Products                                         7
              (d) Extensions                                                             7
      2.4     Phone Center Stores                                                        7
      2.5     Marketing of Telecommunications Services                                   8
      2.6     Compound Marks                                                             8
      2.7     Limitations on Grant                                                       9
      2.8     No Use in Licensee's Name                                                  9
      2.9     No Other Marks To Be Used                                                  9
      2.10    Modification of Licensed Marks and Licensed Trade Dress                    9

ARTICLE III.  AGREEMENT PERSONAL                                                         9

      3.1     Personal Nature of Agreement                                               9
      3.2     Sublicensing/Assignment                                                   10
      3.3     Authorized Dealers                                                        10

 ARTICLE IV.  LICENSES TO OTHERS AND OWNERSHIP                                          11

      4.1     Exclusive Licensee                                                        11
      4.2     Retention of Rights                                                       11
      4.3     Licensee as Preferred Supplier                                            12
      4.4     Joint Ventures of Licensee                                                12

  ARTICLE V.  LICENSED TERRITORY                                                        13

 ARTICLE VI.  QUALITY CONTROL                                                           13

      6.1     General                                                                   13
      6.2     Control Specifications                                                    14
      6.3     Customer Care Provisions                                                  14
      6.4     Changes to Marketing Specifications                                       15
      6.5     Quality Control Reviews; Right of Inspection                              15


       6.6     Sponsorship                                                               15
       6.7     Discontinuation                                                           15
       6.8     Refurbished Product                                                       16
       6.9     Costs                                                                     16

 ARTICLE VII.  REMEDIES FOR NONCOMPLIANCE WITH                                           16
               CONTROL SPECIFICATIONS

       7.1     Initial Cure Period                                                       16
       7.2     Second Cure Period                                                        16
       7.3     Final Cure Period                                                         16
       7.4     Arbitration                                                               16
       7.5     Potential Injury to Persons or Property                                   17

ARTICLE VIII.  PROTECTION OF LICENSED SERVICE                                            17
               MARKS AND LICENSED TRADE DRESS

       8.1     Ownership and Rights                                                      17
       8.2     Similar Marks                                                             17
       8.3     Infringement                                                              18
       8.4     Compliance With Laws                                                      18

  ARTICLE IX.  TERMINATION                                                               18

       9.1     Breach by Licensee                                                        18
       9.2     Termination Obligations                                                   20

   ARTICLE X.  INDEMNITIES                                                               20

  ARTICLE XI.  NOTICES                                                                   21

 ARTICLE XII.  COMPLIANCE WITH LAW                                                       22

      12.1     General                                                                   22
      12.2     Governmental Licenses, Permits and Approvals                              22

ARTICLE XIII.  INCORPORATION OF PROVISIONS OF                                            22
               THE SEPARATION AND DISTRIBUTION AGREEMENT

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT, dated and effective as of February 1, 1996, is by and between AT&T Corp. ("AT&T"), and Lucent Technologies Inc. ("Lucent"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as provided in the Separation and Distribution Agreement.

         WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T's existing businesses into three independent businesses;

         WHEREAS, in order to effectuate the foregoing, AT&T, Lucent and NCR Corporation have entered into a Separation and Distribution Agreement, which provides, among other things, subject to the terms and conditions thereof, for the separation of the Lucent Assets and the Lucent Liabilities, the IPO, the Distribution and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

         WHEREAS, this License Agreement is to allow Lucent's business units to create consumer awareness that they are the successors to AT&T's former business units and to minimize customer confusion that might otherwise arise as a result of the Separation and immediate loss of use of the AT&T name, marks, and trade dress.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

    For the purpose of this License Agreement, the following terms shall have the following meanings:

    1.1 AUTHORIZED DEALERS means Existing Authorized Dealers and New Authorized Dealers, as defined herein.

    1.2 CLOSING DATE means the first time at which any shares of Lucent Common Stock are sold pursuant to the IPO in accordance with the terms of the Underwriting Agreement.

    1.3 COMPOUND MARKS means any mark that consists of the mark AT&T immediately followed by another mark, which is in use or applied for on the date of this Agreement; the entire set of Compound Marks is set forth in Schedule A hereto.

    1.4 CONTROL SPECIFICATIONS means standards of quality (including performance parameters) applicable to the fabrication, performance, design, use, provision, and support of a Product under the Licensed Marks or Licensed Trade Dress, as set forth or referenced in Schedule B, and the standards applicable to the marketing, advertising, and promotion of a Product under the Licensed Marks or Trade Dress, as set forth or referenced in Schedules C and M.

    1.5 CORPORATE IDENTIFICATION MARK means the Licensee's house mark and related trade dress used to identify and distinguish Licensee from other persons, as identified in Schedule D hereto.

    1.6 CP means the Consumer Products business unit of Licensee.

    1.7 CP/GBCS PRODUCTS means any product described in Schedule E hereto which is being manufactured or marketed by or for Licensee as of the date of this License Agreement, and upgrades, modifications and improvements thereto which do not fundamentally change their nature and functionality. CP/GBCS Products shall also include maintenance (whether diagnostic, preventive, remedial, warranty or non-warranty), support and similar services associated with CP/GBCS Products and products functionally equivalent thereto.

    1.8 EXISTING AUTHORIZED DEALERS means any distributor, dealer or other agent of Licensee authorized as of the date of this License Agreement to market, advertise, sell, lease, rent, service or otherwise offer a CP/GBCS Product. Existing Authorized Dealers shall be listed on Schedule R hereto.

    1.9 GBCS means the Global Business Communications Systems business unit of Licensee.

    1.10 LICENSE AGREEMENT means this License Agreement, including all of the Schedules, Exhibits and Appendices hereto.

    1.11 LEASED PRODUCTS means any CP/GBCS Product described in Schedule F hereto that is commercially available for lease or rental from Licensee as of the Closing Date.

    1.12 LICENSEE means Lucent, each Subsidiary of Lucent, and each other Person that is an Affiliate of Lucent, in each case as of the Closing Date, but only for so long as such Person is an Affiliate or Subsidiary of Lucent.

    1.13 LICENSED MARKS means the marks AT&T and AT&T and globe design as identified in Schedule G hereto (and as such marks may be modified or supplemented as contemplated by Article II hereof), and the WorldWorx Marks identified in Schedule H hereto (as applicable).

    1.14 LICENSOR means AT&T and each other Person (other than Licensee) that is an Affiliate of AT&T.

    1.15 LICENSED TERRITORY has the meaning set forth in Article V hereof.

    1.16 LICENSED TRADE DRESS means the general image or appearance of the marketing of Products under the Licensed Marks including the colors, designs, configurations, publication formats and the like as set forth in Schedule I hereto, and such other trade dress as may be added thereto or substituted therefor in accordance with this License Agreement.

    1.17 MAINTENANCE CONTRACTS means agreements pursuant to which Licensee provides repair and maintenance services (whether preventive, diagnostic, remedial, warranty or non-warranty) in connection with CP/GBCS Products and products functionally equivalent thereto.

    1.18 MARK means any word, name, symbol or device, or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that Person from the products or services of others and to indicate the source of such goods or services, even if that source is unknown.

    1.19 ME means the Microelectronics business unit of Licensee.

    1.20 NS means the Network Systems business unit of Licensee.

    1.21 LUCENT PRODUCTS means products (other than CP/GBCS Products) manufactured or marketed by Licensee, and maintenance (whether preventive, diagnostic, remedial, warranty or non-warranty), support and similar services associated with Lucent Products and products functionally equivalent thereto.

    1.22 NEW AUTHORIZED DEALERS means any distributor, dealer or other agent (i) which as of the date of this License Agreement is not authorized to market, advertise, sell, lease, rent, service or otherwise offer a CP/GBCS Product, but which is so authorized thereafter, and (ii) which satisfies the Authorized Dealer profile set forth in Schedule J hereto. New Authorized Dealers shall be listed on Schedule R hereto.

    1.23 NEW LEASE CUSTOMERS means customers who as of twelve (12) months after the Closing Date are not parties to any agreement for the lease or rental of Leased Products.

    1.24 NEW MAINTENANCE CONTRACT CUSTOMERS means customers who as of twelve
(12) months after the Closing Date are not parties to any Maintenance Contract.

    1.25 PHONE CENTER STORES means those retail outlets operated by CP under the name "AT&T Phone Center Stores" as of the Closing Date.

    1.26 PRODUCTS means Lucent Products and CP/GBCS Products.

    1.27 TELECOMMUNICATIONS SERVICE means any service providing the transmission of voice, data, image or other messages, by radio or by aid of wire, cable or other like connection now known or later developed between the points of origin and reception of such transmission or by means of any combination of the foregoing, including telecommunications services commonly characterized as local, toll (whether intraLATA or interLATA), long distance, and cellular (whether mobile or fixed).

    1.28 TRANSITION BRAND means the Licensed Marks and Licensed Trade Dress used in combination with Licensee's Corporate Identification Mark as identified on Schedule K hereto (and as such Transition Brand may be modified or supplemented in accordance with this License Agreement).

    1.29 TRANSITION COMPOUND MARK means a mark that consists of the Transition Brand immediately followed by a mark that was once a part of a Compound Mark; the entire set of possible Transition Compound Marks is set forth in Schedule A hereto.

    1.30 WORLDWORX MARKS means the marks identified in Schedule H hereto.

    1.31 WORLDWORX PRODUCTS means the products identified in Schedule H hereto.

                                   ARTICLE II
                                  LICENSE GRANT

    2.1 LUCENT PRODUCTS. (a) Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Marks and Licensed Trade Dress in connection with the manufacture, marketing, promotion, distribution and sale of Lucent Products commencing on the date of this License Agreement and ending on the earlier of the Distribution Date or six (6) months after the Closing Date. The license granted herein shall also include the right to use up to the earlier of the Distribution Date or six (6) months after the Closing Date the Licensed Marks and Licensed Trade Dress in the corporate name of any of Licensee's Affiliates.

         (b) Licensee may not affix the Licensed Marks and Licensed Trade Dress to Lucent Products manufactured after the period described in Paragraph (a) above; provided, however, that Lucent Products, packaging, instructions and promotional material with the Licensed Marks and Licensed Trade Dress in inventory on the last date of the period described in Paragraph (a) above may be marketed, distributed, promoted and sold after that date until the inventory of such Lucent Products is depleted, subject to other applicable terms and conditions of this License Agreement.

    2.2 CP/GBCS PRODUCTS.

         (a) INITIAL PERIOD. (i) Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Marks and Licensed Trade Dress in connection with the manufacture, marketing, promotion, distribution and sale of CP/ GBCS Products commencing on the date of this License Agreement and ending twelve (12) months after the Closing Date. The license granted herein shall also include the right to use up to the earlier of the Distribution Date or six (6) months after the Closing Date the Licensed Marks and Licensed Trade Dress in the name of any Affiliate of Licensee that manufactures, sells or offers CP/GBCS Products.

         (ii) Licensee may not affix the Licensed Marks and Licensed Trade Dress to CP/ GBCS Products manufactured more than nine (9) months after the Closing Date; provided, however, CP/ GBCS Products, packaging, instructions and promotional material with the Licensed Marks and Licensed Trade Dress in inventory as of nine (9) months after the Closing Date may be marketed, distributed, promoted and sold after that date and until the inventory of such CP/GBCS Products is depleted, subject to other applicable terms and conditions of this License Agreement.

         (b) TRANSITION PERIOD. (i) Subject to the terms and conditions of this License Agreement, and to the guidelines governing use of the Transition Brand attached as Schedule M hereto, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Transition Brand in connection with the manufacture, marketing, promotion, distribution and sale of CP/GBCS Products commencing on the date of this License Agreement and ending four (4) years after the Closing Date; provided, however, that the license to use the Transition Brand in connection with wireless handsets shall expire twelve (12) months after the Closing Date.

                   (ii) CP/GBCS Products, packaging, instructions and promotional material with the Transition Brand in inventory as of four (4) years after the Closing Date may be marketed, distributed, promoted and sold after that date and until the inventory of such CB/GBCS Products is depleted, subject to other applicable terms and conditions of this License Agreement.

         (c) WORLDWORX. Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use and affix the Worldworx Marks in connection with the manufacture, marketing, promotion, distribution and sale of the Worldworx Products commencing on the date of this License Agreement and ending forty-eight (48) months after the Closing Date. Worldworx Products, packaging, instructions and promotional material bearing the Worldworx Marks in inventory as of the last day of the license period set forth in this paragraph
(c) may be marketed, distributed, promoted and sold after that date until the inventory of such Worldworx Products is depleted.

    2.3 LEASED PRODUCTS, MAINTENANCE CONTRACTS. Notwithstanding the provisions of Section 2.2 above, the following terms and conditions shall apply to Leased Products and Maintenance Contracts:

              (a) LEASED PRODUCTS. Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to affix the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) on Leased Products, and to use the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) in connection with the marketing, promotion, leasing, rental, billing, and maintenance of Leased Products, commencing on the date of this License Agreement and ending sixty-six (66) months after the Closing Date, provided, however, that the license to use the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) in connection with any marketing campaign or promotion targeted to New Lease Customers shall expire twelve (12) months after the Closing Date.

              (b) MAINTENANCE CONTRACTS. Subject to the terms and conditions of this License Agreement, Licensor grants Licensee a royalty-free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) in connection with the marketing and promotion of and billing under Maintenance Contracts, commencing on the date of this License Agreement and ending sixty-six (66) months after the Closing Date, provided, however, that the license to use the Licensed Marks and Licensed Trade Dress(alone or in the Transition Brand) in connection with any marketing campaign or promotion directed to New Maintenance Contract Customers shall expire twelve (12) months after the Closing Date.

              (c) DISPOSITION OF LEASED PRODUCTS. Any Leased Product returned to Licensee within the 66-month license period set forth in Paragraph (a) above that is not re-leased or destroyed, and any Leased Product that is leased, sold, or otherwise transferred by Licensee after the termination of the license period set forth in Paragraph (a) above, shall have the Licensed Marks and Licensed Trade Dress removed from the product, and from all product packaging, instruction and warranty materials (or otherwise made nonvisible).

              (d) EXTENSIONS. If Licensee is interested in licensing the Licensed Marks and Licensed Trade Dress for Leased Products and Maintenance Contracts beyond the 66-month license period set forth in Paragraphs (a) and (b) above, Licensee shall notify Licensor no later than six (6) months prior to the expiration of such period. Upon such notification, Licensor and Licensee agree to negotiate in good faith whether to extend the license granted in this License Agreement with respect to Leased Products and Maintenance Contracts and, if so, the terms and conditions of such an extension, including a commercially reasonable royalty for the use of the Licensed Marks and Licensed Trade Dress. Notwithstanding the foregoing, neither Licensor nor Licensee shall have any obligation to enter into such extension.

    2.4 PHONE CENTER STORES. (a) In addition to the rights granted under Section
2.2 hereof, and subject to the terms and conditions of this License Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) in advertising of and signage at Phone Center Stores commencing on the date of this License Agreement and ending eighteen (18) months after the Closing Date.

         (b) The rights granted under Paragraph (a) above in connection with advertising of and signage at Phone Center Stores shall be contingent upon compliance by Licensee with the operating and customer service standards set forth or referenced in Schedule N hereto.

         (c) Except to the extent required by presubscription rules, other governmental laws or regulations, or a non-terminable contract with a provider of Telecommunications Services other than Licensor that is in effect as of the date of this License Agreement, or as otherwise expressly set forth below, Licensee shall not market or permit others to market Telecommunication Services not provided by Licensor at any facility (including Phone Center

Stores) where Licensee is using the Licensed Marks, Licensed Trade Dress or the Transition Brand. Notwithstanding the provisions of this Paragraph or Section
2.5 hereof, Licensee may offer and sell, or permit others to offer and sell, wireless Telecommunications Service provided by a party other than Licensor at any Phone Center Store at which Licensor's wireless Telecommunications Service was not available as of the date of this License Agreement, for up to six (6) months after Licensor's wireless Telecommunications Service is made available by Licensor on commercially reasonable terms to be offered through such Store. Any wireless Telecommunications Service provided by a Person other than Licensor that is offered or sold through a Phone Center Store must be clearly identified as that of another Person.

         (d) Within the period of the license granted under Paragraph (a) above, should Licensee receive or solicit from a third party an offer to purchase or otherwise acquire a Phone Center Store, Licensee shall notify and provide Licensor a "Right of First Refusal" to acquire or assume the lease for such store on the same terms offered by or quoted to the third party; provided, however, that such Right of First Refusal shall only apply to the disposition of Phone Center Stores on a property-by-property basis and not on a bulk or multi-property basis.

    2.5 MARKETING OF TELECOMMUNICATIONS SERVICES. Unless Licensee obtains the express written consent of Licensor pursuant to a request delivered in accordance with the Notice provisions of Article XI below, or unless otherwise specifically permitted by another Section hereof, neither Licensee nor any Authorized Dealer shall sell, provide, offer or otherwise market any Telecommunications Service provided by any Person other than Licensor during any period in which it is using the Licensed Marks, Licensed Trade Dress or the Transition Brand. The violation of this Section by Licensee or an Authorized Dealer shall be deemed a Significant Breach for the purposes of Article IX hereof; provided, however, that nothing in this License Agreement is intended to restrict the ability of Licensee or an Authorized Dealer, consistent with prior practices in effect on or before the date of this License Agreement, from serving as a bona fide agent for its customers in connection with the ordering, scheduling and installation of Telecommunications Services provided by a Person other than Licensor, nor shall the performance of such actions be deemed to be the marketing or provision of Telecommunications Services.

    2.6 COMPOUND MARKS. To the extent that Licensee is using a Compound Mark as of the date of this License Agreement, it may continue to use the Licensed Marks and Licensed Trade Dress in the Compound Mark during the Initial Periods hereunder applicable to the Product with respect to which such Compound Mark is used. During the Transition Period hereunder (if applicable), Licensee shall, if it desires to continue to use a Compound Mark, use the Transition Brand in lieu of the Licensed Marks and Licensed Trade Dress to create a Transition Compound Mark. At the end of the Transition Period hereunder, Licensee shall cease all use of the Licensed Marks and Licensed Trade Dress in the Transition Compound Mark, subject to the inventory depletion rules relating to the Transition Period.

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
    2.7 LIMITATIONS ON GRANT. The Licensed Marks and Licensed Trade Dress may not be used by Licensee in connection with any product or service except as expressly set forth in this License Agreement.

    2.8 NO USE IN LICENSEE'S NAME. Except as set forth in Section 4.4(b), Licensee shall cease using the Licensed Marks and Licensed Trade Dress in Licensee's corporate, partnership, doing business as, or fictitious name on or before the earlier of the Distribution Date or six (6) months after the Closing Date, provided, however, that Licensee may use the Licensed Marks (a) in the name of its Phone Center Stores for the period set forth in Section 2.4(a) above, and (b) to do business under the name "AT&T Lease Services" and "AT&T Consumer Lease Services" in connection with Leased Products for the period set forth in Section 2.3(a) above.

    2.9 NO OTHER MARKS TO BE USED. Licensee shall not use any other name, mark, indication of origin or trade dress of Licensor in connection with the manufacture, marketing, promotion, distribution, sale or lease of any product or service without Licensor's express written consent.

    2.10 MODIFICATION OF LICENSED MARKS AND LICENSED TRADE DRESS. If Licensor modifies or replaces the Licensed Marks or Licensed Trade Dress as used in any substantial portion of Licensor's business, and if Licensor requests Licensee to adopt and use the modified or replaced Licensed Marks and Licensed Trade Dress, Licensee shall within sixty (60) days adopt and use such modified or replaced Licensed Marks or Licensed Trade Dress and such modified or replaced Licensed Marks or Licensed Trade Dress shall be considered the Licensed Marks and Licensed Trade Dress as defined in this License Agreement; provided, however, that Licensee may exhaust its inventory bearing the original Licensed Marks and Licensed Trade Dress.

                                   ARTICLE III
                               AGREEMENT PERSONAL

    3.1 PERSONAL NATURE OF AGREEMENT. In recognition of the goodwill contributed to the Licensed Marks and Licensed Trade Dress by Licensee prior to the Separation, and the unique nature of Licensee (including without limitation, the quality of the products and services that it provides, its reputation, and its goodwill among its customers), the parties agree that the rights, obligations and benefits of this License Agreement shall be personal to Licensee, and Licensor shall not be required to accept performance from, or render performance to an entity other than Licensee. Pursuant to 11 U.S.C. Section 365 (c) (1) (A) (as it may be amended from time to time, and including any successor to such provision), in the event of the bankruptcy of Licensee, this License Agreement may not be assigned or assumed by Licensee, or any successor, and Licensor shall be excused from rendering performance to, or accepting performance from Licensee or any successor.

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
    3.2 SUBLICENSING/ASSIGNMENT. Except as expressly provided herein with respect to Authorized Dealers, Licensee may not sublicense or assign the rights and obligations of this License Agreement without Licensor's express written consent.

    3.3 AUTHORIZED DEALERS. (a) Subject to the terms and conditions of this License Agreement, including all applicable Control Specifications, Authorized Dealers may use the Licensed Marks and Licensed Trade Dress in accordance with the grant set forth in Section 2.2. Subject to the terms and conditions of this License Agreement, including all applicable Control Specifications, Authorized Dealers may use the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) in connection with the marketing, leasing, rental, billing and maintenance of Leased Products in accordance with the grant set forth in Section 2.3(a). Licensee shall take all appropriate steps to restrain any Authorized Dealer from violating the terms and conditions of this License Agreement, including but not limited to termination of Licensee's agreement with any such Authorized Dealer, or commencement of legal action against any such Authorized Dealer.

         (b) Notwithstanding the provisions of Paragraph (a) above, absent the express written consent of Licensor in response to notice provided by Licensee in accordance with the provisions of Article XI hereof, no Authorized Dealer may use the Licensed Marks, Licensed Trade Dress, or Transition Brand if such Authorized Dealer sells, offers, provides or otherwise markets Telecommunications Services provided by any Person other than Licensor, except that:

         (i) An Existing Authorized Dealer listed on Schedule R of this License Agreement may continue to use the Licensed Marks, Licensed Trade Dress or Transition Brand in connection with the grants set forth in Sections 2.2, 2.3 and 3.3, notwithstanding the fact that such Existing Authorized Dealer sells, offers, provides or otherwise markets Telecommunications Services provided by a Person other than Licensor so long as such Existing Authorized Dealer does not materially alter the nature of its arrangement (in place as of the Closing Date) in selling or marketing such Telecommunications Services.

              Licensee undertakes to provide Licensor within ten (10) business days of the execution of this License Agreement a list of Existing Authorized Dealers to appear on Schedule R. Licensor shall have twenty (20) business days to approve or disapprove of the dealers that are to appear on Schedule R. Schedule R may be further amended by mutual agreement of Licensor and Licensee until the Closing Date.

         (ii) If an Existing Authorized Dealer is not approved by Licensor:

              ((a)) where Licensee's contract with the Existing Authorized
                    Dealer is terminable and the Existing Authorized Dealer's use of the Licensed Marks, Licensed Trade Dress and Transition Brand is not a contractual commitment, then Licensee shall terminate the Existing Authorized Dealer's rights to use the Licensed Marks, Licensed Trade Dress and Transition Brand within twelve (12) months from the Closing Date but shall terminate such rights immediately if the Dealer materially alters its relationship with a Person that provides or markets Telecommunications Services other than Licensor; or

              ((b)) where Licensee's contract with an Existing Authorized Dealer is not terminable or the Existing Authorized Dealer's use of the Licensed Marks, Licensed Trade Dress or Transition Brand is a contractual commitment, then the Existing Authorized Dealer may continue to use the Licensed Marks, Licensed Trade Dress and Transition Brand until the expiration of such contractual right.

    3.3 (c) Licensee may submit a written request, at any time (in accordance with the notice provisions of Article XI below) for Licensor's consent to add an Existing Authorized Dealer to Schedule R that was inadvertently omitted from Schedule R or to add a New Authorized Dealer to Schedule R. Licensor shall have twenty (20) days to approve or disapprove of the proposed Authorized Dealer or New Authorized Dealer; provided, however, Licensor shall have ten (10) days to approve or disapprove New Authorized Dealers who will be employed as service agents of Licensee solely in connection with Leased Products. A New Authorized Dealer shall satisfy the guidelines attached as Schedule J hereto, shall not materially alter the nature of its arrangement, if any, in place as of the date of approval in selling or marketing Telecommunications Services provided by a Person other than Licensor, and is subject to the terms and conditions of this License Agreement.

                                   ARTICLE IV
                        LICENSES TO OTHERS AND OWNERSHIP

    4.1 EXCLUSIVE LICENSEE. Licensor agrees that it will not license the Licensed Marks and Licensed Trade Dress to third parties (other than Affiliates of Licensor) for use in connection with products or services which compete with CP/GBCS Products until twelve (12) months after the Closing Date.

    4.2 RETENTION OF RIGHTS. Except as otherwise expressly provided in this License Agreement, Licensor shall retain all rights in and to the Licensed Marks and the Licensed Trade Dress, including without limitation:

         (a) All rights of ownership in and to the Licensed Marks and Licensed Trade Dress;

         (b) The right to use (including the right of Licensor's Affiliates to use) the Licensed Marks and Licensed Trade Dress, either alone or in combination with other marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Products; and

         (c) The right to license others to use the Licensed Marks and Trade Dress, subject to Section 4.1 above.

    4.3 LICENSEE AS PREFERRED SUPPLIER. Commencing on the date of this License Agreement and ending on September 30, 1999, Licensor agrees not to solicit or consider a bid from a third party to supply to Licensor for sale under the Licensed Marks and Licensed Trade Dress any product or service that competes with a CP/GBCS Product, without first soliciting and considering a reasonably prompt bid from Licensee. This Section shall not be construed to require Licensor to purchase any Product from Licensee (which purchases shall be at the sole discretion of Licensor), or to disclose the identity of or terms of any bid by any third party, and shall not confer any rights upon Licensee other than those expressly set forth herein.

    4.4 JOINT VENTURES OF LICENSEE. (a) The parties recognize that Licensee is a party to certain joint ventures which have heretofore been authorized by written agreement to use the Licensed Marks and Licensed Trade Dress. Licensee nevertheless agrees that (i) any use of the Licensed Marks in the corporate name of any joint venture should not continue beyond the earlier of the Distribution Date or (6) months after the Closing Date, (ii) any use of the Licensed Marks and Licensed Trade Dress by such joint ventures in the manufacturing, sale, provision, distribution or marketing of any product or service should not continue beyond twelve (12) months after the Closing Date, and (iii) any use of the Transition Brand by such joint ventures in the manufacturing, sale, provision, distribution or marketing of any product or service should not continue beyond forty-eight (48) months from the Closing Date. Accordingly, except as provided in paragraph (b) below, to the extent permitted by Licensee's existing agreement with a joint venture or joint venture partner, Licensee shall withdraw any authority granted to the joint venture to use the Licensed Marks, Licensed Trade Dress and Transition Brand beyond the periods set forth above in this Section. In those cases where Licensee's existing agreement with a joint venture does not permit Licensee to withdraw such authority, Licensee shall use commercially reasonable efforts to cause any joint venture to which it is a party to cease using the Licensed Marks, Licensed Trade Dress and Transition Brand beyond such periods.

         (b) Notwithstanding the provisions of (a) (i) above, the parties agree that the China joint ventures listed in Schedule O may continue to use the Licensed Marks in their corporate names up to January 1, 1999.

         (c) Nothing in this Section 4.4 is intended to expand the scope of the grant contained in Article II of this License Agreement. Accordingly, absent a prior written agreement in effect as of the date of this License Agreement, use of the Licensed Marks and Licensed Trade Dress by Affiliates of Licensee (including such joint ventures that are Affiliates of Licensee) shall be governed by the grants in Section 2.1 for Lucent Products, and by Sections 2.2 and 3.3 (if applicable) for CP/GBCS Products, subject to the other terms and conditions of this License Agreement.

                                    ARTICLE V
                               LICENSED TERRITORY

    5.1 The Licensed Territory for the licenses granted in Article II of this License Agreement shall include the world, but such licenses do not authorize the marketing, offering or sale of CP/GBCS Products under the Licensed Marks, Licensed Trade Dress or Transition Brand in any country in which no CP/GBCS Products were being marketed, offered or sold as of the date of this License Agreement, except:

         (a) If a contract with an Existing Authorized Dealer grants such Existing Authorized Dealer rights to commence marketing a CP/GBCS Product in a new country, then that new country shall be included in the Licensed Territory with respect to that particular CP/GBCS Product; and

         (b) Licensee may use the Licensed Marks, Licensed Trade Dress and Transition Brand subject to the terms and conditions of this License Agreement, in countries where as of the date hereof it had developed bona-fide, good faith plans to commence marketing a CP/GBCS Product, which countries are identified in Schedule Q hereto. Schedule Q shall in all events be completed to the mutual satisfaction of Licensor and Licensee no later than February 15, 1996.

                                   ARTICLE VI
                                 QUALITY CONTROL

         6.1 GENERAL. Licensee acknowledges that the Products covered by this License Agreement must continue to be of sufficiently high quality as to provide maximum enhancement to and protection of the Licensed Marks and Licensed Trade Dress and the good will they symbolize. Licensee further acknowledges that the maintenance of high quality Products is of the essence of this License Agreement and that it will utilize only marketing materials which do not disparage or place in disrepute Licensor, its businesses or its business reputation, or adversely affect or detract from Licensor's good will.

    6.2 CONTROL SPECIFICATIONS. (a) Licensee shall use the Licensed Marks, Licensed Trade Dress and Transition Brand only in connection with the manufacture, marketing, distribution, promotion, sale and lease of CP/GBCS Products that meet the Control Specifications. The Control Specifications shall consist of Technical Performance, Customer Service, and Customer Satisfaction Specifications attached or referenced in Schedule B hereto or provided to and accepted by Licensor pursuant to Paragraph (c) below, and the Marketing Specifications referenced in Schedules C and M hereto. Control Specifications shall be treated as proprietary information and shall be subject to the confidentiality provisions of Article VIII of the Separation and Distribution Agreement.

         (b) Licensee has made good faith efforts to complete the content of Schedule B pertaining to Control Specifications. To the extent that Schedule B is incomplete, Licensee shall use good faith efforts to complete its content by the Closing Date. Schedule B shall in all events be completed to the mutual satisfaction of Licensor and Licensee no later than the Distribution Date.

         (c) Should Licensee desire to offer, sell or otherwise market under the Licensed Marks or Licensed Trade Dress (alone or in the Transition Brand) a new or modified version of a CP/GBCS Product, Licensee shall provide at least sixty
(60) days prior written notice to Licensor. Such notice shall include proposed control specifications (if existing Control Specifications are inapplicable or superseded), and shall also be sufficient to apprise Licensor of the differences between the proposed product and the closest existing CP/GBCS Product, including additional or different features and functions. Licensor shall then have thirty
(30) days to notify Licensee of objections to any use of the Licensed Marks or Licensed Trade Dress with the proposed product. Licensee shall not offer, sell or otherwise market such proposed product under the Licensed Marks or Licensed Trade Dress (alone or in the Transition Brand) if Licensor reasonably objects within such thirty (30) day period.

         (d) Licensee shall not offer any CP/GBCS Product under the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) unless it meets each of the relevant Control Specifications. Licensee shall not provide to any third party any product which does not meet the Control Specifications without first obliterating the Licensed Marks.

    6.3 CUSTOMER CARE PROVISIONS. The parties recognize that customer complaints, inquiries, requests, orders, returns and similar communications regarding the products or services of one of them may be directed by customers or otherwise transmitted to the other. The parties agree jointly to develop by the Closing Date and comply with written policies and procedures for handling such communications, in order to ensure that customer communications are addressed expeditiously regardless of the initial recipient, and in a manner that makes the Separation transparent as to customers.

    6.4 CHANGES TO MARKETING SPECIFICATIONS. The Marketing Specifications referenced in Schedules C and M hereto may be reasonably amended, modified or supplemented from time to time by Licensor upon giving Licensee sixty (60) days' prior written notice. Following any such amendment, modification or supplement to the Marketing Specifications, Licensee and all Authorized Dealers shall comply with such amendments, modifications or supplements.

    6.5 QUALITY CONTROL REVIEWS; RIGHT OF INSPECTION. Licensor shall have the right to designate from time to time, one or more Quality Control Representatives, who shall have the right from time to time but at least once per calendar quarter, upon fifteen (15) days' notice to Licensee, to conduct during regular business hours an inspection, test, survey and review of Licensee's facilities and the facilities of Licensee's Authorized Dealers, if any, and otherwise to determine compliance with the applicable Control Specifications. At Licensor's request, Licensee agrees to furnish or make available for inspection to the Quality Control Representatives: (i) samples of any CP/GBCS Product that is marketed or provided under the Licensed Marks, Licensed Trade Dress or the Transition Brand for inspections, surveys, tests and reviews to assure conformance with the applicable Control Specifications; (ii) performance data in its control relating to the conformance of CP/GBCS Products with the applicable Control Specifications; and (iii) samples of marketing materials, product packaging, instruction and warranty materials that use the Licensed Marks, Licensed Trade Dress or Transition Brand. Any such data provided to Licensor shall be treated as proprietary information subject to the confidentiality provisions of Article VIII of the Separation and Distribution Agreement. Licensor may independently conduct continuous customer satisfaction surveys to determine if Licensee and its Authorized Dealers are meeting the Control Specifications. Licensee shall cooperate with Licensor fully in the distribution of such surveys. Licensor shall, at the request of Licensee, provide Licensee with copies of customer surveys used by Licensor to determine if Licensee is meeting the Control Specifications. If Licensee learns that it or any of its Authorized Dealers is not complying with any Control Specifications, it shall notify Licensor and the provisions of Article VII (and of Section 3.3(a) in the case of Authorized Dealers) shall apply to such noncompliance.

    6.6 SPONSORSHIP. Licensee shall not use the Licensed Marks or Licensed Trade Dress (alone or in the Transition Brand) to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking without obtaining the express written permission of Licensor. Any breach of this provision shall be deemed a Significant Breach by Licensee.

    6.7 DISCONTINUATION. If Licensee discontinues the retail provision of a CP/GBCS Product that has been sold under the Licensed Marks, Licensed Trade Dress or Transition Brand, Licensee shall comply with an "End of Life" plan that satisfies the requirements of Schedule P hereto. Licensee shall consult with Licensor prior to finalizing any End of Life Plan required by this Section, and submit an advance copy of such plan to Licensor.

    6.8 REFURBISHED PRODUCT. Licensee shall not sell, convey, assign its interest in or otherwise transfer to any refurbisher or reconditioner any Product bearing the Licensed Marks, Licensed Trade Dress or Transition Brand, without first obliterating the Licensed Marks, Licensed Trade Dress or Transition Brand and any other reference to Licensor from all products, packaging, instruction and warranty materials provided to such refurbisher or reconditioner.

    6.9 COSTS. All reasonable costs associated with monitoring compliance with and enforcing these quality control provisions, and with administering this License Agreement, shall be borne by Licensee. Licensor shall provide to Licensee a quarterly invoice itemizing with reasonable specificity the costs incurred during the prior quarter, which shall be due and payable by Licensee within thirty (30) days of receipt.

                                   ARTICLE VII
             REMEDIES FOR NONCOMPLIANCE WITH CONTROL SPECIFICATIONS

    7.1 INITIAL CURE PERIOD. If Licensor becomes aware that Licensee or any Authorized Dealer is not complying with any Control Specifications, Licensor shall notify Licensee in writing, setting forth, in reasonable detail, a written description of the noncompliance and any suggestions for curing such noncompliance. Licensee shall then have twenty (20) days after receipt of such notice (the "Initial Cure Period") to correct or submit to Licensor a written plan to correct such noncompliance.

    7.2 SECOND CURE PERIOD. If noncompliance with the Control Specifications continues beyond the Initial Cure Period, Licensee and Licensor shall each promptly appoint a representative to negotiate in good faith actions that may be necessary to correct such noncompliance. The parties shall have twenty-five (25) days following the expiration of the Initial Cure Period (the "Second Cure Period") to agree on corrective actions.

    7.3 FINAL CURE PERIOD. If the noncompliance with the Technical Performance, Customer Service, Customer Satisfaction or Marketing Control Specifications continues beyond the Second Cure Period, Licensee shall either: (i) cease offering CP/GBCS Products under the Licensed Marks and the Licensed Trade Dress until it can comply with the Control Specifications; or (ii) be deemed to be in Significant Breach of this License Agreement.

    7.4 ARBITRATION. In the event any dispute regarding compliance with Control Specifications continues beyond the Initial and Second Cure Periods described above, then either Licensor or Licensee may deliver to the other party an Arbitration Demand Notice or pursue any other rights or remedies expressly contemplated hereby, notwithstanding its failure to deliver an Escalation Notice. Any such arbitration shall be conducted in accordance with Article IX of the Separation and Distribution Agreement.

    7.5 POTENTIAL INJURY TO PERSONS OR PROPERTY. Notwithstanding the foregoing, in the event that Licensor reasonably determines that any noncompliance creates a material threat of personal injury or injury to property of any third party, upon written notice thereof by Licensor to Licensee, Licensee shall either cease offering CP/GBCS Products under the Licensed Marks, Licensed Trade Dress and the Transition Brand until it can comply with the Control Specifications, or be deemed to be in Significant Breach of this License Agreement.

                                  ARTICLE VIII
          PROTECTION OF LICENSED SERVICE MARKS AND LICENSED TRADE DRESS

    8.1 OWNERSHIP AND RIGHTS. Licensee admits the validity of, and agrees not to challenge the ownership or validity of, the Licensed Marks and the Licensed Trade Dress. Licensee shall not disparage, dilute or adversely affect the validity of the Licensed Marks or the Licensed Trade Dress. Licensee agrees that any and all goodwill and other rights that may be acquired by the use of the Licensed Marks and the Licensed Trade Dress by Licensee shall inure to the sole benefit of Licensor. Licensee will not grant or attempt to grant a security interest in the Licensed Marks or the Licensed Trade Dress, or this License Agreement, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensor. Licensee agrees to execute all documents reasonably requested by Licensor to effect further registration of, maintenance and renewal of the Licensed Service Marks, and recordal of the license relationship between Licensor and Licensee and recordal of Licensee as a Registered User. For purposes of this License Agreement, Licensee shall be considered a "related company" under the U.S. Trademark Act, 15 U.S.C. Section 1051 et seq.

    8.2 SIMILAR MARKS. Licensee further agrees not to register in any country any Mark resembling or confusingly similar to the Licensed Marks or the Licensed Trade Dress, and not to use the Licensed Marks or the Licensed Trade Dress or any part thereof as part of its corporate name (except as otherwise expressly permitted hereunder), nor use any Mark confusingly similar, deceptive or misleading with respect to the Licensed Marks or the Licensed Trade Dress. Licensee further agrees not to use or register in any country any Mark similar to the Licensed Marks or the Licensed Trade Dress, or which dilutes the Licensed Marks or the Licensed Trade Dress. If any application for registration is, or has been, filed in any country by Licensee which relates to any Mark which, in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to the Licensed Marks or the Licensed Trade Dress, or which dilutes the Licensed Marks or the Licensed Trade Dress, Licensee shall, at Licensor's sole discretion, immediately abandon any such application or registration or assign it to Licensor. Licensee shall attempt to register or own only its portion of the Transition Brand. If Licensee uses any Mark which, in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to the Licensed Marks or the Licensed Trade Dress, or which dilutes the Licensed Marks or the Licensed Trade Dress, or if Licensee uses the Licensed Marks or the Licensed Trade Dress in connection with any product, or in connection with any service not specifically authorized hereunder, Licensee shall, immediately upon receiving a written request from Licensor, permanently cease such use.

    8.3 INFRINGEMENT. In the event that Licensee learns of any infringement or threatened infringement of the Licensed Marks or the Licensed Trade Dress, or any unfair competition, passing-off or dilution with respect to the Licensed Marks or the Licensed Trade Dress, or any third party alleges or claims that either the Licensed Marks or the Licensed Trade Dress are liable to cause deception or confusion to the public, or is liable to dilute or infringe any right of such third party, Licensee shall immediately notify Licensor or its authorized representative giving particulars thereof, and Licensee shall provide necessary information and assistance to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced or defended. Licensor shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings. The decision whether to bring, defend, maintain or settle any such proceedings shall be at the exclusive option and expense of Licensor, and all recoveries shall belong exclusively to Licensor. Licensee will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name, but, at Licensor's request, agrees to be joined as a party in any action taken by Licensor to enforce its rights in the Licensed Marks, the Licensed Trade Dress, or the Transition Brand. Nothing in this License Agreement shall require or be deemed to require Licensor to enforce the Licensed Marks or the Licensed Trade Dress against others.

    8.4 COMPLIANCE WITH LAWS. In the performance of this License Agreement, Licensee shall comply with all applicable laws and regulations, including those laws and regulations particularly pertaining to the proper use and designation of Marks in the Licensed Territory. Should Licensee be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this License Agreement, Licensee shall promptly notify Licensor of such inconsistency. In such event, Licensor may, at its option, either waive the performance of such inconsistent provisions, or negotiate with Licensee to make changes in such provisions to comply with applicable laws and regulations.

                                   ARTICLE IX
                                   TERMINATION

    9.1 BREACH BY LICENSEE. Licensor may terminate this License Agreement at any time in the event of a Significant Breach by Licensee. A "Significant Breach by Licensee" shall mean any event expressly specified in this License Agreement to be a "Significant Breach," and any of the following (after exhaustion of any cure periods set forth in Article VII hereof to the extent such cure periods are applicable):

              (a) Licensee's or any Authorized Dealer's use of any Mark (including the Licensed Marks, Licensed Trade Dress or Transition Brand) contrary to the provisions of this License Agreement, provided, however, that use of any Mark contrary to this License Agreement by a particular Authorized Dealer shall be grounds for termination only as to that particular Authorized Dealer; further provided that a pattern of violations of any provision of this License Agreement, including Section 2.5, by a number of Licensee's Authorized Dealers shall be grounds for termination as to either all Authorized Dealers, or Licensee and all Authorized Dealers, at the option of Licensor;

              (b) Licensee's or any Authorized Dealer's use of a Licensed Mark or Licensed Trade Dress in connection with any marketing materials, or the offering, marketing or provision of any CP/GBCS Product, which fail to meet the standards set forth in the Control Specifications; provided, however, that (i) the failure of a particular product to comply with the Control Specifications shall be grounds for termination only as to that product; further provided that continued use of the Licensed Marks or Licensed Trade Dress by Licensee in connection with such product shall be grounds for termination of the License Agreement as to all Products, and (ii) except as otherwise provided in Paragraph
(a) above, the failure of an Authorized Dealer to satisfy the standards set forth in the Control Specifications shall be grounds for termination only as to that particular Authorized Dealer;

              (c) Licensee's refusing or neglecting a request by Licensor for access to Licensee's facilities or marketing materials;

              (d) Licensee's licensing, assigning, transferring, disposing of or relinquishing (or purporting to license, assign, transfer, dispose of or relinquish) any of the rights granted in this License Agreement to others;

              (e) Licensee's failure to take all appropriate steps to restrain any Authorized Dealer from violating the terms and conditions of this License Agreement;

              (f) The occurrence of a Change of Control of Licensee, or of an Affiliate of Licensee; provided, however, that a Change of Control of an Affiliate of Licensee shall be grounds for termination of this License Agreement only as to that Affiliate and Persons controlled by that Affiliate;

              (g) Licensee's receipt of any license, right or permission to market, or the marketing by Licensee of, any product or service under any name, mark, indication of origin or trade dress of any Person that competes with Licensor in the provision of Telecommunications Services; provided, however, that Licensee may contract manufacture products for any Person (including any Person that competes with Licensor in the provision of Telecommunications Services) which do not bear the Licensed Marks and Licensed Trade Dress, so long as such Person makes no reference in any promotional, marketing information or other material to

Licensor or Licensee's relationship to Licensor. Such contract manufacturing shall not constitute a significant or other breach of this License Agreement;

              (h) The bankruptcy or insolvency of Licensee or an Affiliate of Licensee; provided, however, that the bankruptcy or insolvency of an Affiliate of Licensee shall be grounds for termination of this License Agreement only as to that Affiliate;

              (i) Licensee's failure to obtain Licensor's permission to sponsor any undertaking as provided in Section 6.6 of this License Agreement;

              (j) Licensee's failure to remove the Licensed Trade Marks and Licensed Trade Dress as provided in Sections 2.3(c) or 6.8 of this License Agreement;

              (k) Licensee's failure to develop, provide to Licensor an advance copy of or comply with an End of Life Plan, as required by Section 6.7 of this License Agreement.

    9.2 TERMINATION OBLIGATIONS. In the event Licensor terminates this License Agreement pursuant to this Article:

              (a) Licensee and all Authorized Dealers (or such of the foregoing as to which this License Agreement is terminated) shall immediately cease all use of the Licensed Marks and Licensed Trade Dress upon notice of termination, except that Licensor, in its sole discretion, may require Licensee to continue use of the Licensed Marks and Licensed Trade Dress for a period of up to two (2) months as directed by Licensor; provided, however, that nothing herein shall be construed to prohibit Licensee from making truthful statements of fact regarding its past affiliation with Licensor, so long as such statements are not likely to cause confusion, mistakes or deception.

              (b) Licensee and all Authorized Dealers (or such of the foregoing as to which this License Agreement is terminated) shall have no further rights under this License Agreement.

                                    ARTICLE X
                                   INDEMNITIES

    10.1 Except as provided in Section 10.2 below, Licensee shall defend, indemnify and hold Licensor, its Affiliates and authorized representatives, and each other AT&T Indemnitee, harmless against all claims, suits, proceedings, costs, damages and judgments incurred, claimed or sustained by third parties, whether for personal injury or otherwise, arising from or in connection with Licensee's or any Authorized Dealer's marketing, sale, lease or use of Products bearing the Licensed Marks or Licensed Trade Dress (alone or in the Transition Brand) after the date of this License Agreement, and shall indemnify Licensor and each AT&T Indemnitee for all damages, losses, costs and expenses (including reasonable attorneys' fees) due to such use, sale, lease or marketing and also for any improper or unauthorized use of the Licensed Marks or Licensed Trade Dress by Licensee or its Authorized Dealers.

    10.2 Licensee shall notify Licensor, in writing, in the event that any third party claims, by suit, proceeding, action or otherwise, that Licensee's use of the Licensed Marks and Licensed Trade Dress (alone or in the Transition Brand) in connection with Products as provided in this License Agreement constitutes or amounts to a trademark, service mark or trade dress infringement, unfair competition or dilution, and, at Licensor's option, Licensee may be directed to tender the defense of such claims to Licensor.

                                   ARTICLE XI
                                     NOTICES

         All notices or other communications under this License Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, or (b) sent by telecopy, telegram or telex, or (c) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

         (i) If to Licensee:
                   Richard J. Rawson, Esq.
                   Senior Vice President and General Counsel
                   Lucent Technologies Inc.
                   475 South Street
                   Morristown, New Jersey  07960
                   Tel:     201-606-2810
                   Fax:     201-606-3276

             with a copy to:

                   Rosemary A. Ryan, Esq.
                   Trademark and Copyright Counsel
                   Lucent Technologies Inc.
                   131 Morristown Road
                   Basking Ridge, New Jersey  07922
                   Tel:     908-204-8413
                   Fax:     908-204-8537

         (ii) If to Licensor:

                   AT&T Corp.
                   295 North Maple Avenue
                   Basking Ridge, New Jersey 07920
                   Attn:    General Counsel

              with a copy to:

                   Frank L. Politano, Esq.
                   Trademark and Copyright Counsel
                   AT&T Corp.
                   131 Morristown Road
                   Basking Ridge, New Jersey  07922
                   Tel:     908-204-8416
                   Fax:     908-204-8537

Either party may, by notice to the other party, change the address to which such notices are to be given.

                                   ARTICLE XII
                               COMPLIANCE WITH LAW

    12.1 GENERAL. Nothing in this License Agreement shall be construed to prevent Licensor or Licensee from complying fully with all applicable laws and regulations, whether now or hereafter in effect.

    12.2 GOVERNMENTAL LICENSES, PERMITS AND APPROVALS. Licensee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals which are required by all Governmental Authorities with respect to this License Agreement, and to comply with any requirements of such Governmental Authorities for the registration or recording of this License Agreement. Licensee shall furnish to Licensor written evidence from such Governmental Authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.

                                  ARTICLE XIII
    INCORPORATION OF PROVISIONS OF THE SEPARATION AND DISTRIBUTION
                                   AGREEMENT

    13.1 The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if they are fully set forth herein (references in paragraphs (a) through (d) below to "Article" shall mean Articles of the Separation and Distribution Agreement):

         (a) Article V (relating to mutual releases and indemnification, including procedures);

         (b) Article VIII (relating to preservation and exchange of information, and protection of proprietary information);

         (c) Article IX (relating to arbitration and dispute resolution); and

         (d) Article XII (miscellaneous provisions, except as otherwise specified herein).

              IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized representatives.


AT&T CORP.                                  LUCENT TECHNOLOGIES INC.


BY: /s/                                     BY: /s/
   -------------------------------             --------------------------------
         NAME:                                       NAME:
         TITLE:                                      TITLE: